[Wilshire Logo}
Wilshire Credit Corporation
Payments
P.O. Box 105344; Atlanta, GA 30348-5344
or P.O. Box 7195; Pasadena, CA 91109-7195
Exhibit T
Correspondence
P.O. Box 8517; Portland, OR 97207-8517
Phone
March 12, 2008
(503) 952-7947
(888) 502-0100
Fax
(503) 952-7476
Web Site
US Bank - Corporate Trust Services
www.wcc.ml.com
EP-MN-WS3D
60 Livingston Ave
St.
Paul, MN 55107-1419
Attn: Diane Reynolds
Merrill Lynch Mortgage Investors, Inc
250 Vesey Street
4 World Financial Center, 10th Floor
New York, NY 10080
Attn: Ketan Parekh
Re: Annual Officer's Certificate
(Wilshire Pool 1416) Pooling & Servicing Agreement dated as of April 1, 2007 between Merrill Lynch Mortgage
Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for the
Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-BC2
I, Ken Frye, Senior Vice President, Loan Servicing of Wilshire Credit Corporation (the "Servicer"), hereby certify that:
(i)
A review of the activities of the Servicer during such preceding calendar year and of the performance under the
Agreement has been made under my supervision, and
(ii)
To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof
Wilshire Credit Corporation, as Servicer
Certified By: /s/ Ken Frye
Name: Ken Frye
Title: Senior Vice President, Loan Servicing